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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 14, 2003

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 5.    Other Events

The registrant hereby files, pursuant to Regulation FD and in connection with Debt and/or

Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-60069 and No. 333-86363), the following news release.

March 14, 2003	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT AND PLAINTIFFS REACH SETTLEMENT ON

SHAREHOLDER CLASS ACTION LITIGATION

WILMINGTON, Del., March 14, 2003 -- DuPont today announced that it has reached a settlement with plaintiffs for a 1995 shareholder class action lawsuit related to Benlate® fungicide. The company has agreed to settle the lawsuit for approximately $77 million. The impact of the settlement on first quarter earnings will be about $0.05 per share. DuPont is seeking recovery from insurance.

DuPont said that it acted appropriately in the matter and that its decision to settle was based on a desire to resolve the dispute.

The company discontinued the manufacture and sale of its Benlate® fungicide in 2001.

DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

# # #

3/14/03

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

March 18, 2003

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